Exhibit 99.1

12395 First American Way, Poway, Calif. 92064

NEWS FOR IMMEDIATE RELEASE

Contacts:
Henri Van Parys	Cindy Williams
Corporate Communications Manager	Director - Investor Relations
727.214.1072	727.214.3438
henri.vanparys@FADV.com	cindy.williams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS OPERATING

RESULTS FOR THE SECOND QUARTER OF 2009

POWAY, Calif., July 27, 2009—First Advantage Corporation (NASDAQ: FADV) (“the Company”), a global risk mitigation and business solutions provider, today announced operating results for the second quarter ended June 30, 2009.

First Advantage reported income from continuing operations of $12.6 million for the quarter ended June 30, 2009, compared to $13.4 million for the quarter ended June 30, 2008. Net income attributable to First Advantage shareholders was $13 million (22 cents per share) in the quarter ended June 30, 2009, compared to $12.4 million in the quarter ended June 30, 2008 (21 cents per share including a loss on discontinued operations of $1.3 million or 2 cents per share). Results of operations for the quarter ended June 30, 2008 included a restructuring charge of $1.7 million ($1 million after tax or 2 cents per share) primarily related to the consolidation of facilities in the Employer Services and Lender Services segments.

Service revenue for the Company was $164.7 million and $182.4 million for the quarters ended June 30, 2009 and 2008, respectively.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $33.2 million and $35.3 million for the quarters ended June 30, 2009 and 2008, respectively.

“During the second quarter, our Credit Services segment continued to benefit from higher mortgage refinance activity. While our automotive credit business revenue continued to be impacted by weak auto sales, Membership Services demonstrated a significant increase in service revenue,” stated Anand Nallathambi, president and chief executive officer.

“The Employer Services segment continued to track the rising rate of unemployment and the decline of the broader economic environment; however, we are pleased with the positive impact our cost reduction strategies have had on our operating margins.

“Transactional levels remained soft in the Investigative and Litigation Support Services segment. Based on the pipeline of sales activity, we anticipate strengthening demand in the future.”

First Advantage’s second quarter 2009 results will be discussed in more detail on Monday, July 27, 2009, at 5:00 p.m. ET, via teleconference and webcast. The teleconference dial-in number is 888.889.1652 within the U.S. and 210.795.9764 outside the U.S. The teleconference pass code is “Advantage”. The live audio webcast of the call will be accessible from the Investor Relations section of First Advantage’s Web site at www.FADV.com. An audio replay of the teleconference call will be available through August 10, 2009, by dialing 888.562.2796 within the U.S., or 203.369.3746 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s Web site following the call.

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First Advantage Corporation Reports Operating Results for the Second Quarter of 2009

Summary Consolidated Income Statement (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2009	2008	2009	2008
Service revenue	$164,668	$182,423	$354,708	$370,677
Reimbursed government fee revenue	13,341	13,122	26,319	27,147

Total revenue	178,009	195,545	381,027	397,824

Cost of service revenue	58,261	53,487	139,601	107,203
Government fees paid	13,341	13,122	26,319	27,147

Total cost of sales	71,602	66,609	165,920	134,350

Gross margin	106,407	128,936	215,107	263,474

Salaries and benefits	48,130	62,927	101,297	129,376
Facilities and telecommunications	6,865	8,084	13,524	16,284
Other operating expenses	18,597	22,909	37,944	45,743
Depreciation and amortization	10,895	10,726	21,581	20,622
Impairment loss	—	297	—	297

Total operating expenses	84,487	104,943	174,346	212,322

Income from operations	21,920	23,993	40,761	51,152

Other (expense) income:
Interest expense	(294)	(1,075)	(669)	(1,500)
Interest income	71	172	284	591

Total other (expense), net	(223)	(903)	(385)	(909)

Income from continuing operations before income taxes	21,697	23,090	40,376	50,243

Provision for income taxes	9,112	9,676	16,958	20,650

Income from continuing operations	12,585	13,414	23,418	29,593

Loss income from discontinued operations, net of tax	—	(1,264)	—	(4,241)

Net income	12,585	12,150	23,418	25,352
Less: Net loss attributable to non-controlling interest	(386)	(238)	(167)	(325)

Net income attributable to First Advantage Corporation (“FADV”)	$12,971	$12,388	$23,585	$25,677

Basic income per share:
Income from continuing operations attributable to FADV shareholders	$0.22	$0.23	$0.40	$0.50
Loss from discontinued operations attributable to FADV shareholders, net of tax	—	(0.02)	—	(0.07)

Net income attributable to FADV shareholders	$0.22	$0.21	$0.40	$0.43

Diluted income per share:
Income from continuing operations attributable to FADV shareholders	$0.22	$0.23	$0.39	$0.50
Loss from discontinued operations attributable to FADV shareholders, net of tax	—	(0.02)	—	(0.07)

Net income attributable to FADV shareholders	$0.22	$0.21	$0.39	$0.43

Weighted-average common shares outstanding:
Basic	59,776	59,435	59,681	59,297
Diluted	59,898	59,617	59,764	59,374

Amounts attributable to FADV shareholders:
Income from continuing operations, net of tax	$12,971	$13,652	$23,585	$29,918
Discontinued operations, net of tax	—	(1,264)	—	(4,241)

Net income	$12,971	$12,388	$23,585	$25,677

EBITDA calculation:
Net income attributable to First Advantage Corporation	$12,971	$12,388	$23,585	$25,677
Provision for income taxes	9,112	9,676	16,958	20,650
Interest expense	223	903	385	909
Loss from discontinued operations, net of tax	—	1,264	—	4,241
Depreciation and amortization	10,895	10,726	21,581	20,622
Impairment loss	—	297	—	297

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$33,201	$35,254	$62,509	$72,396

*	EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

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First Advantage Corporation Reports Operating Results for the Second Quarter of 2009

Segment Financial Information (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2009	2008	2009	2008
Service revenue
Credit Services	$67,705	$66,984	$132,124	$141,886
Data Services	28,842	19,533	87,942	38,500
Employer Services	40,168	55,511	77,619	109,198
Multifamily Services	19,685	19,986	37,588	38,335
Investigative & Litigation Support Services	8,694	21,178	20,420	44,681
Corporate	(426)	(769)	(985)	(1,923)

Consolidated	$164,668	$182,423	$354,708	$370,677

Income (Loss) from operations
Credit Services	$17,584	$11,961	$32,331	$28,308
Data Services	2,153	3,764	7,799	7,534
Employer Services	2,681	3,004	2,181	6,475
Multifamily Services	7,579	6,569	13,253	11,341
Investigative & Litigation Support Services	270	7,535	1,416	17,060
Corporate	(8,347)	(8,840)	(16,219)	(19,566)

Consolidated	$21,920	$23,993	$40,761	$51,152

Operating margin percentage of service revenue
Credit Services	25.97%	17.86%	24.47%	19.95%
Data Services	7.46%	19.27%	8.87%	19.57%
Employer Services	6.67%	5.41%	2.81%	5.93%
Multifamily Services	38.50%	32.87%	35.26%	29.58%
Investigative & Litigation Support Services	3.11%	35.58%	6.93%	38.18%
Corporate	N/A	N/A	N/A	N/A

Consolidated	13.31%	13.15%	11.49%	13.80%

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First Advantage Corporation Reports Operating Results for the Second Quarter of 2009

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and specialty finance markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills and behavioral assessments; business tax consulting services; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software and renters insurance. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in Poway, Calif., and has offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500(R) company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release, including those related to cost reduction initiatives and impact on improved efficiencies in the future quarters, product expansion and enhanced operational efficiencies, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the Company’s Class A common stock; interest rate fluctuations; changes in the real estate market; changes in employment trends; limit on access to public records; the Company’s ability to successfully raise capital; the Company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; heightened regulations and regulatory scrutiny; the degree and nature of the Company’s competition; increases in the Company’s expenses; inability to realize the benefits of offshore strategy; continued consolidation among the Company’s competitors and customers; unanticipated technological changes and requirements; the Company’s ability to identify suppliers of quality and cost-effective data; and other risks identified from time-to-time in the Company’s SEC filings. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the Company’s filings with the SEC, including its 2008 Annual Report on Form 10-K and any subsequent amendments, for a further discussion of these and other risks.

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